Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE:July 19, 2023

CONTACT:Kenneth J. Stephon

Chairman, President and CEO

PHONE:(856) 656-2201, ext. 1009

WILLIAM PENN BANCORPORATION ANNOUNCES QUARTER AND YEAR END RESULTS AND CASH DIVIDEND TO SHAREHOLDERS

BRISTOL, PENNSYLVANIA, July 19, 2023 — William Penn Bancorporation (“William Penn” or the “Company”) (NASDAQ CM: WMPN), the parent company of William Penn Bank (the “Bank”), today announced its financial results for the quarter and year ended June 30, 2023.  William Penn recorded net income of $531 thousand and $2.8 million, or $0.05 and $0.22 per basic and diluted share, for the quarter and year ended June 30, 2023, respectively, compared to net income of $1.1 million and $4.2 million, or $0.08 and $0.30 per basic and diluted share, for the quarter and year ended June 30, 2022. William Penn recorded core net income(1) of $510 thousand and $2.8 million, or $0.04 and $0.22 per basic and diluted share, for the quarter and year ended June 30, 2023, respectively, compared to core net income(1) of $1.2 million and $4.2 million, or $0.08 and $0.29 per basic and diluted share, for the quarter and year ended June 30, 2022, respectively.

In addition, William Penn announced that its Board of Directors has declared a cash dividend of $0.03 per share, payable on August 10, 2023, to common shareholders of record at the close of business on July 31, 2023.

Kenneth J. Stephon, William Penn’s Chairman, President and CEO, commented on the financial results, stating, “Amidst the continuing tumult in the banking sector, William Penn Bancorporation remains focused on the essential aspects of our business that we believe will support long-term value for our shareholders.  The Company experienced growth in deposits for the quarter and the year while maintaining a low level of uninsured and uncollateralized deposits of 17.6% of total deposits, and further reduced the similarly low level of non-performing assets to total assets to 0.49% as of June 30, 2023.  Non-owner occupied commercial real estate loans comprise 23.8% of our entire loan portfolio, with office space comprising only 2.0% of the portfolio.”

Mr. Stephon added, “During the quarter, we continued to repurchase shares under our existing stock repurchase programs and our Board of Directors authorized a fifth repurchase program to repurchase up to 1,281,019 shares.  We are authorized to repurchase a total of 4,248,689 shares under our stock repurchase programs and, as of June 30, 2023, we had repurchased a total of 3,180,471 shares at a total cost of $35.8 million, an average of $11.26 per share.

“The Company continues to maintain a strong capital position, posting a stockholders’ equity to assets ratio of 18.97% and a tangible common equity ratio(2) of 18.45% at June 30, 2023.  The strength of these ratios provides us with substantial support through these turbulent times and enables us to concentrate on managing our capital for the maximum benefit of our shareholders.  This means maintaining a strong balance sheet, growing our business in a disciplined manner, buying back our stock whenever possible, and paying a sustainable cash dividend.”

Highlights for the quarter and year ended June 30, 2023 are as follows:

●	As previously announced, on May 5, 2023, the Company’s Board of Directors authorized a fifth stock repurchase program to acquire up to 1,281,019 shares, or approximately 10.0%, of the Company’s outstanding shares, commencing upon the completion of the Company’s fourth repurchase program. During the quarter

(1) As used in this press release, core net income is a non-GAAP financial measure.  This non-GAAP financial measure excludes certain pre-tax adjustments and the tax impact of such adjustments, and income tax benefit adjustments.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measure, see “Non-GAAP Reconciliation” at the end of the press release.

(2) As used in this press release, tangible capital to tangible assets is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

ended June 30, 2023, the Company repurchased 1,056,670 shares at a total cost of $11.1 million, or $10.46 per share. As of June 30, 2023, the Company had repurchased a total of 3,180,471 shares at a total cost of 35.8 million, or $11.26 per share.
●	William Penn recorded net income of $531 thousand and $2.8 million, or $0.05 and $0.22 per basic and diluted share, and core net income(1) of $510 thousand and $2.8 million, or $0.04 and $0.22 per basic and diluted share, for the quarter and year ended June 30, 2023, respectively.
●	William Penn improved its liability mix by growing deposits by $28.7 million and reducing borrowings from the Federal Home Loan Bank (“FHLB”) of Pittsburgh by $31.0 million during the year ended June 30, 2023.
●	The Bank has a varied depositor base with over 21,000 accounts with an average depositor account balance of approximately $29,500 as of June 30, 2023. The estimated amount of uninsured and uncollateralized deposits totaled approximately $112.0 million, or 17.6% of the Company’s total deposits, as of June 30, 2023.
●	Asset quality metrics improved with non-performing assets to total assets of 0.49% as of June 30, 2023 compared to 0.74% as of June 30, 2022. Our allowance for loan losses totaled $3.3 million, or 0.69% of total loans and 0.86% of total loans, excluding acquired loans(3), as of June 30, 2023, compared to $3.4 million, or 0.71% of total loans and 0.94% of total loans, excluding acquired loans(3), as of June 30, 2022.
●	William Penn’s net interest margin measured 2.97% for the year ended June 30, 2023 compared to 3.02% for the year ended June 30, 2022.
●	Total deposits increased $28.7 million, or 4.7%, during the year ended June 30, 2023 and William Penn’s cost of deposits totaled 0.88% during the year ended June 30, 2023.
●	Book value per share measured $12.91 as of June 30, 2023 and as of June 30, 2022, respectively. Tangible book value per share(4) measured $12.48 as of June 30, 2023 compared to $12.54 as of June 30, 2022.

Statement of Financial Condition

Total assets decreased $32.4 million, or 3.7%, to $847.6 million at June 30, 2023, from $880.0 million at June 30, 2022, primarily due to a $15.4 million decrease in cash and cash equivalents and a $20.7 million decrease in investments, partially offset by a $2.0 million increase in net loans.  The Company used $26.8 million of cash during the year ended June 30, 2023 to repurchase shares of stock under its previously announced stock repurchase programs.

Cash and cash equivalents decreased $15.4 million, or 42.5%, to $20.8 million at June 30, 2023, from $36.2 million at June 30, 2022.  The decrease in cash and cash equivalents was primarily due to the repurchase of 2,413,535 shares at a total cost of $26.7 million during the year ended June 30, 2023.

Total investments decreased $20.7 million, or 7.2%, to $266.4 million at June 30, 2023, from $287.1 million at June 30, 2022.  The decrease in investments was primarily due to a $10.4 million increase in the gross unrealized loss on available for sale securities, as well as principal paydowns of the securities included in the available for sale and held to maturity portfolios.  The increase in the gross unrealized loss on available for sale securities is due to current interest rate levels relative to the Company’s cost and not credit quality.  The Company remains focused on maintaining a high-quality investment portfolio that provides a steady stream of cash flows both in the current and in rising interest rate environments.

Net loans increased $2.0 million, or 0.4%, to $477.5 million at June 30, 2023, from $475.5 million at June 30, 2022.  During the year ended June 30, 2023, the Company originated $64.4 million of new loans, including $51.5 million of commercial loans. The Company maintains conservative lending practices and is focused on lending to borrowers with high credit quality within its market footprint.

(3) As used in this press release, the ratio of the allowance for loan losses to total loans, excluding acquired loans, is a non-GAAP financial measure.  This non-GAAP financial measure excludes loans acquired in a business combination.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measure, see “Non-GAAP Reconciliation” at the end of the press release.

(4) As used in this press release, tangible book value per share is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

Deposits increased $28.7 million, or 4.7%, to $635.3 million at June 30, 2023, from $606.6 million at June 30, 2022.  The increase in deposits was primarily due to a $36.7 million increase in money market accounts and a $28.0 million increase in time deposit accounts, partially offset by a $15.2 million decrease in savings accounts, a $14.3 million decrease in non-interest bearing checking accounts and a $6.0 million decrease in interest bearing checking accounts.  The interest rate environment has created a highly competitive market for deposits.

Borrowings decreased $31.0 million, or 47.7%, to $34.0 million at June 30, 2023, from $65.0 million at June 30, 2022.  During the year ended June 30, 2023, the Company used cash from the increase in deposits to pay off a portion of short-term borrowings.

Stockholders’ equity decreased $31.6 million, or 16.4%, to $160.7 million at June 30, 2023, from $192.3 million at June 30, 2022.  The decrease in stockholders’ equity was primarily due to the repurchase of 2,413,535 shares at a total cost of $26.7 million, or $11.07 per share, during the year ended June 30, 2023 under the Company’s previously announced stock repurchase programs, as well as the payment of a $0.03 per share quarterly cash dividend in August 2022, November 2022, February 2023 and May 2023 totaling $1.6 million, and a $8.0 million increase in the accumulated other comprehensive loss component of equity related to the unrealized loss on available for sale securities. These decreases to stockholders’ equity were partially offset by $2.8 million of net income during the year ended June 30, 2023.  Book value per share measured $12.91 as of June 30, 2023 and as of June 30, 2022, respectively, and tangible book value per share(4) measured $12.48 as of June 30, 2023, compared to $12.54 as of June 30, 2022.

Net Interest Income

For the quarter ended June 30, 2023, net interest income was $5.3 million, a decrease of $951 thousand, or 15.3%, from the quarter ended June 30, 2022.  The decrease in net interest income was primarily due to an increase in interest expense on deposits and borrowings, partially offset by an increase in interest income on loans and investments. The net interest margin measured 2.73% for the quarter ended June 30, 2023, compared to 3.20% for the quarter ended June 30, 2022.  The decrease in the net interest margin during the quarter ended June 30, 2023, compared to the same period in 2022 was primarily due to an increase in the average balance of deposits and borrowings and the rise in interest rates that caused an increase in the cost of borrowings and deposits that exceeded the increase in interest income on loans and investments.

For the year ended June 30, 2023, net interest income was $23.1 million, an increase of $87 thousand, or 0.4%, from the year ended June 30, 2022.  The increase in net interest income was primarily due to an increase in interest income on loans and investments, partially offset by an increase in interest expense on deposits and borrowings. The net interest margin measured 2.97% for the year ended June 30, 2023, compared to 3.02% for the year ended June 30, 2022.  The decrease in the net interest margin during the year ended June 30, 2023, compared to the same period in 2022 was primarily due to an increase in the average balance of deposits and borrowings and the rise in interest rates that caused an increase in the cost of borrowings and deposits, partially offset by an improvement in asset mix during the year ended June 30, 2023, including a $62.4 million decrease in the average balance of other interest-earnings assets, including cash, and a $22.6 million increase in the average balance of net loans.

Non-interest Income

For the quarter ended June 30, 2023, non-interest income totaled $592 thousand, an increase of $201 thousand, or 51.4%, from the quarter ended June 30, 2022.  The increase was primarily due to a $171 thousand decrease in the unrealized loss on equity securities and a $20 thousand increase in earnings on bank-owned life insurance.

For the year ended June 30, 2023, non-interest income totaled $2.0 million, a decrease of $125 thousand, or 6.0%, from the year ended June 30, 2022.  The decrease was primarily due to a $387 thousand increase in the unrealized loss on equity securities and a decrease in rental income consistent with the sale of properties during the fiscal year ended June 30, 2023.  These decreases to non-interest income were partially offset by a $398 thousand net gain on the sale of premises and equipment primarily associated with the sale of three properties securities with a total carrying value of $1.9 million recorded during the year ended June 30, 2023.

Non-interest Expense

For the quarter ended June 30, 2023, non-interest expense totaled $5.2 million, a decrease of $40 thousand, or 0.8%, from the quarter ended June 30, 2022.  The decrease in non-interest expense was primarily due to $187 thousand of prepayment penalties associated with the prepayment of $20.0 million of advances from the FHLB of Pittsburgh during the quarter ended June 30, 2022 and a $199 thousand decrease in professional fees primarily due to a decrease in legal expenses.  These decreases to non-

interest expense were partially offset by a $231 thousand increase in occupancy and equipment expense and a $63 thousand increase in salaries and employee benefits due to an increase in employee stock-based compensation expense associated with the Company’s 2022 Equity Incentive Plan, partially offset by a reduction in the number of full-time employees consistent with the Company’s expense management initiatives.

For the year ended June 30, 2023, non-interest expense totaled $22.0 million, an increase of $1.7 million, or 8.6%, from the year ended June 30, 2022.  The increase in non-interest expense was primarily due to a $1.3 million increase in salaries and employee benefits due to annual merit increases and a $1.2 million increase in employee stock-based compensation expense associated with the Company’s 2022 Equity Incentive Plan.  The increase in non-interest expense can also be attributed to a $499 thousand increase in occupancy and equipment expense associated with new branch locations in Doylestown, Pennsylvania and Hamilton Township, New Jersey that were opened during the quarter ended December 31, 2021.  In addition, the increase in non-interest expense was due to a $414 thousand increase in director stock-based compensation expense associated with the Company’s 2022 Equity Incentive Plan.  These increases to non-interest expense were partially offset by $460 thousand of prepayment penalties associated with the prepayment of advances from the FHLB of Pittsburgh during the year ended June 30, 2022 and a $248 thousand decrease in professional fees primarily due to a decrease in legal expenses.

Income Taxes

For the quarter ended June 30, 2023, the Company recorded a provision for income taxes of $95 thousand, reflecting an effective tax rate of 15.2%, compared to a provision for income taxes of $258 thousand, reflecting an effective tax rate of 19.3%, for the same period in 2022.  The decrease in the provision for income taxes and the effective tax rate during the quarter ended June 30, 2023, compared to the same period in 2022, can be attributed to a $710 thousand decrease in income before income taxes, as well as an increase in federal tax-exempt income recorded on bank-owned life insurance during the quarter ended June 30, 2023 compared to the quarter ended June 30, 2022.

For the year ended June 30, 2023, the Company recorded a provision for income taxes of $200 thousand, reflecting an effective tax rate of 6.7%, compared to a provision for income taxes of $568 thousand, reflecting an effective tax rate of 11.8%, for the same period in 2022.  The provision for income taxes and the effective tax rate for the year ended June 30, 2023 and 2022 were impacted by a $211 thousand and a $288 thousand income tax benefit related to refunds received associated with the carryback of net operating losses under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act during the year ended June 30, 2023 and 2022, respectively.

Asset Quality

During the quarter and year ended June 30, 2023, we did not record a provision for loan losses due to improved asset quality metrics and continued low levels of net charge-offs and non-performing assets.  During the year ended June 30, 2023, we received payments from borrowers for full satisfaction of four non-performing loans with a total carrying value of $3.4 million.  The payoff of these non-performing loans contributed to a significant reduction in our non-performing assets and the Company’s ratio of non-performing assets to total assets decreased to 0.49% as of June 30, 2023 from 0.74% as of June 30, 2022. The provision for loan losses was a $20 thousand net recovery during the year ended June 30, 2022.  The credit to the provision for the year ended June 30, 2022 was primarily due to continued stable asset quality metrics, including continued low levels of net charge-offs and non-performing assets.  Our allowance for loan losses totaled $3.3 million, or 0.69% of total loans and 0.86% of total loans, excluding acquired loans(3), as of June 30, 2023, compared to $3.4 million, or 0.71% of total loans and 0.94% of total loans, excluding acquired loans(3), as of June 30, 2022.

Capital and Liquidity

As of June 30, 2023, William Penn’s stockholders’ equity to assets totaled 18.97% and tangible capital to tangible assets(2) totaled 18.45%.  The Bank’s capital position remains strong relative to current regulatory requirements.  The Bank has elected to follow the community bank leverage ratio framework and, as of June 30, 2023, the Bank had a community leverage ratio of 18.67% and is considered well-capitalized under the prompt corrective action framework.

The Bank continues to have substantial liquidity that has been retained in cash or invested in high quality government-backed securities.  In addition, at June 30, 2023, we had the ability to borrow up to $295.0 million from the FHLB of Pittsburgh, $10.0 million with the Atlantic Community Bankers Bank (“ACBB”) and $3.7 million with the Federal Reserve Bank.

About William Penn Bancorporation and William Penn Bank

William Penn Bancorporation, headquartered in Bristol, Pennsylvania, is the holding company for William Penn Bank, which is a community bank that serves the Delaware Valley area through twelve full-service branch offices in Bucks County and Philadelphia, Pennsylvania, and Burlington, Camden and Mercer Counties in New Jersey.  The Company's executive offices are located at 10 Canal Street, Suite 104, Bristol, Pennsylvania 19007.  William Penn Bank's deposits are insured up to the legal maximum (generally $250,000 per depositor) by the Federal Deposit Insurance Corporation (FDIC).  The primary federal regulator for William Penn Bank is the FDIC.  For more information about the Bank and William Penn, please visit www.williampenn.bank.

Forward Looking Statements

This news release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions (including higher inflation and its impact on national and local economic conditions), the effect of the COVID-19 pandemic (including its impact on our business operations and credit quality, on our customers and their ability to repay their loan obligations and on general economic and financial market conditions), changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, changes to consumer and business confidence, investor sentiment, or consumer spending of savings behavior, adverse changes in the securities markets, changes in deposit flows, changes in the quality or composition of our loan or investment portfolios and our ability to successfully integrate the business operations of acquired businesses into our business operations, the ability to attract, develop and retain qualified employees, our ability to maintain the security of our data processing and information technology systems, and that the Company may not be successful in the implementation of its business strategy. Additionally, other risks and uncertainties may be described in William Penn’s Annual Report on Form 10-K for the year ended June 30, 2022, which is available through the SEC’s EDGAR website located at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, William Penn assumes no obligation to update any forward-looking statements.

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Financial Condition

(Dollars in thousands, except share amounts)

	June 30,	March 31,	June 30,
	2023	2023	2022

ASSETS
Cash and due from banks	$7,652	$4,848	$8,117
Interest bearing deposits with other banks	11,561	6,314	28,053
Federal funds sold	1,580	8,715	-
Total cash and cash equivalents	20,793	19,877	36,170
Interest-bearing time deposits	600	600	600
Securities available-for-sale	165,127	171,611	182,745
Securities held-to-maturity	99,690	101,410	102,135
Equity securities	1,629	1,604	2,258
Loans receivable, net of allowance for loan losses of $3,313, $3,337, and $3,409, respectively	477,543	484,858	475,511
Premises and equipment, net	9,054	10,946	11,696
Regulatory stock, at cost	2,577	2,669	3,807
Deferred income taxes	9,485	8,930	7,459
Bank-owned life insurance	40,575	40,292	39,170
Goodwill	4,858	4,858	4,858
Intangible assets	519	566	712
Operating lease right-of-use assets	8,931	9,116	6,843
Accrued interest receivable and other assets	6,198	5,035	5,988
TOTAL ASSETS	$847,579	$862,372	$879,952

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits	$635,260	$632,675	$606,617
Advances from Federal Home Loan Bank	34,000	38,000	65,000
Advances from borrowers for taxes and insurance	3,227	2,990	3,356
Operating lease liabilities	9,107	9,270	6,949
Accrued interest payable and other liabilities	5,240	5,391	5,704
TOTAL LIABILITIES	686,834	688,326	687,626

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value	-	-	-
Common stock, $0.01 par value	125	135	149
Additional paid-in capital	134,387	145,240	159,546
Unearned common stock held by employee stock ownership plan	(9,194)	(9,295)	(9,599)
Retained earnings	58,805	58,637	57,587
Accumulated other comprehensive loss	(23,378)	(20,671)	(15,357)
TOTAL STOCKHOLDERS' EQUITY	160,745	174,046	192,326
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$847,579	$862,372	$879,952

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	For the Quarter Ended			For the Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
INTEREST INCOME
Loans receivable, including fees	$6,254	$5,725	$5,158	$22,942	$20,693
Securities	1,702	1,714	1,529	6,780	4,555
Other	179	169	61	664	250
Total interest income	8,135	7,608	6,748	30,386	25,498
INTEREST EXPENSE
Deposits	2,350	1,623	415	5,456	1,744
Borrowings	524	452	121	1,859	770
Total interest expense	2,874	2,075	536	7,315	2,514

Net interest income	5,261	5,533	6,212	23,071	22,984
Provision (recovery) for loan losses	-	-	-	-	(20)
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR LOAN LOSSES	5,261	5,533	6,212	23,071	23,004
OTHER INCOME
Service fees	226	197	211	843	863
Net gain on sale of other real estate owned	-	-	18	-	18
Net gain on sale of securities	-	-	-	-	62
Earnings on bank-owned life insurance	283	276	263	1,106	1,038
Net gain (loss) on disposition of premises and equipment	2	97	(22)	398	(7)
Unrealized gain (loss) on equity securities	25	(435)	(146)	(629)	(242)
Other	56	39	67	232	343
Total other income	592	174	391	1,950	2,075
OTHER EXPENSES
Salaries and employee benefits	3,105	3,217	3,042	12,785	11,482
Occupancy and equipment	753	810	522	3,258	2,759
Data processing	453	480	453	1,836	1,744
Professional fees	177	208	376	906	1,154
Amortization of intangible assets	48	49	56	194	225
Gain on lease abandonment	-	-	-	-	(117)
Prepayment penalties	-	-	187	-	460
Other	691	805	631	3,040	2,567
Total other expense	5,227	5,569	5,267	22,019	20,274

Income before income taxes	626	138	1,336	3,002	4,805

Income tax expense (benefit)	95	(45)	258	200	568
NET INCOME	$531	$183	$1,078	$2,802	$4,237

Basic and diluted earnings per share	$0.05	$0.01	$0.08	$0.22	$0.30
Basic average common shares outstanding	11,571,321	12,643,435	14,091,550	12,661,882	14,255,901
Diluted average common shares outstanding	11,571,321	12,718,167	14,099,938	12,692,614	14,259,369

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Selected Consolidated Financial and Other Data

(Dollars in thousands)

	For the Quarter Ended						For the Year Ended
	June 30, 2023			June 30, 2022			June 30, 2023			June 30, 2022
	Average	Interest and	Yield/	Average	Interest and	Yield/	Average	Interest and	Yield/	Average	Interest and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost

Interest-earning assets:
Loans	$485,541	$6,254	5.15%	$468,677	$5,158	4.40%	$483,802	$22,942	4.74%	$461,160	$20,693	4.49%
Investment securities	271,796	1,702	2.50	280,605	1,529	2.18	278,373	6,780	2.44	221,885	4,555	2.05
Other interest-earning assets	13,462	179	5.32	26,666	61	0.92	15,515	664	4.28	77,902	250	0.32
Total interest-earning assets	770,799	8,135	4.22	775,948	6,748	3.48	777,690	30,386	3.91	760,947	25,498	3.35
Non-interest-earning assets	82,096			81,956			82,589			77,017
Total assets	$852,895			$857,904			$860,279			$837,964

Interest-bearing liabilities:
Interest-bearing checking accounts	$119,575	271	0.91%	$127,963	27	0.08%	$127,294	515	0.40%	$115,753	73	0.06%
Money market deposit accounts	205,672	1,296	2.52	179,927	158	0.35	190,421	3,057	1.61	166,195	562	0.34
Savings, including club deposits	91,535	17	0.07	106,238	16	0.06	97,831	78	0.08	104,010	72	0.07
Certificates of deposit	154,763	766	1.98	132,994	214	0.64	141,047	1,806	1.28	143,756	1,037	0.72
Total interest-bearing deposits	571,545	2,350	1.64	547,122	415	0.30	556,593	5,456	0.98	529,714	1,744	0.33
FHLB advances and other borrowings	39,560	524	5.30	31,502	121	1.54	46,942	1,859	3.96	31,664	770	2.43
Total interest-bearing liabilities	611,105	2,874	1.88	578,624	536	0.37	603,535	7,315	1.21	561,378	2,514	0.45

Non-interest-bearing liabilities:
Non-interest-bearing deposits	57,806			61,469			61,144			55,806
Other non-interest-bearing liabilities	20,355			19,894			15,758			8,489
Total liabilities	689,266			659,987			680,437			625,673
Total equity	163,629			197,917			179,842			212,291
Total liabilities and equity	$852,895			$857,904			$860,279			$837,964

Net interest income		$5,261			$6,212			$23,071			$22,984

Interest rate spread		2.34%			3.11%			2.70%			2.90%
Net interest-earning assets	$159,694			$197,324			$174,155			$199,569
Net interest margin		2.73%			3.20%			2.97%			3.02%
Ratio of interest-earning assets to interest-bearing liabilities	126.13%			134.10%			128.86%			135.55%

Asset Quality Indicators (unaudited)

	June 30,	March 31,	June 30,
(Dollars in thousands)	2023	2023	2022

Non-performing assets:
Non-accruing loans	$4,033	$4,241	$6,511
Accruing loans past due 90 days or more	-	-	-
Total non-performing loans	$4,033	$4,241	$6,511

Real estate owned	141	141	-

Total non-performing assets	$4,174	$4,382	$6,511

Non-performing loans to total loans	0.84%	0.87%	1.36%
Non-performing assets to total assets	0.49%	0.51%	0.74%
ALLL to total loans and leases	0.69%	0.68%	0.71%
ALLL to non-performing loans	82.15%	78.68%	52.36%

Key performance ratios are as follows for the quarter and year ended (unaudited):

	For the Quarter Ended			For the Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
PERFORMANCE RATIOS:
(annualized for the quarter ended)
Return on average assets	0.25%	0.09%	0.50%	0.33%	0.51%
Core return on average assets(5)	0.24%	0.21%	0.55%	0.32%	0.50%
Return on average equity	1.30%	0.42%	2.18%	1.56%	2.00%
Core return on average equity(5)	1.25%	1.01%	2.41%	1.54%	1.98%
Net interest margin	2.73%	2.84%	3.20%	2.97%	3.02%
Net charge-off ratio	0.02%	0.00%	0.06%	0.02%	0.04%
Efficiency ratio	89.30%	97.58%	79.77%	88.00%	80.91%
Core efficiency ratio(5)	89.72%	92.13%	78.07%	87.20%	79.76%
Tangible common equity(6)	18.45%	19.68%	21.36%	18.45%	21.36%

(5) As used in this press release, core return on average assets, core return on average equity, and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial measures excludes certain pre-tax adjustments and the tax impact of such adjustments, and income tax benefit adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

(6) As used in this press release, tangible common equity is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

Non-GAAP Reconciliation (unaudited)

In this press release, we present the non-GAAP financial measures included in the tables below, which are used to evaluate our performance and exclude the effects of certain transactions and one-time events that we believe are unrelated to our core business and not necessarily indicative of our current performance or financial position. Management believes excluding these items facilitates greater visibility into our core businesses and underlying trends that may, to some extent, be obscured by inclusion of such items.  The following tables include a reconciliation of the non-GAAP financial measures used in this press release to their comparable GAAP measures.

William Penn Bancorporation and Subsidiaries

Non-GAAP Reconciliation

(Dollars in thousands, except share and per share data)

	June 30,	June 30,
	2023	2022
Calculation of tangible capital to tangible assets:
Total assets (GAAP)	$847,579	$879,952
Less: Goodwill and other intangible assets	5,377	5,570
Tangible assets (non-GAAP)	$842,202	$874,382

Total stockholders' equity (GAAP)	$160,745	$192,326
Less: Goodwill and other intangible assets	5,377	5,570
Total tangible equity (non-GAAP)	$155,368	$186,756

Stockholders' equity to assets (GAAP)	18.97%	21.86%
Tangible capital to tangible assets (non-GAAP)	18.45%	21.36%

Calculation of tangible book value per share:
Total stockholders' equity (GAAP)	$160,745	$192,326
Less: Goodwill and other intangible assets	5,377	5,570
Total tangible equity (non-GAAP)	$155,368	$186,756

Total common shares outstanding	12,452,921	14,896,590

Book value per share (GAAP)	$12.91	$12.91
Tangible book value per share (non-GAAP)	$12.48	$12.54

Calculation of the ratio of the allowance for loan losses to total loans, excluding acquired loans:
Gross loans receivable	$480,856	$478,920
Less: Loans acquired in a business combination	97,592	118,111
Gross loans receivable, excluding acquired loans (non-GAAP)	$383,264	$360,809
Allowance for loan losses	$3,313	$3,409

Allowance for loan losses to total loans (GAAP)	0.69%	0.71%
Allowance for loan losses to total loans, excluding acquired loans (non-GAAP)	0.86%	0.94%

	For the Quarter Ended			For the Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Calculation of core net income:
Net income (GAAP)	$531	$183	$1,078	$2,802	$4,237
Less pre-tax adjustments:
Net gain on sale of other real estate owned	-	-	(18)	-	(18)
Net gain on sale of securities	-	-	-	-	(62)
Net (gain) loss on disposition of premises and equipment	(2)	(97)	22	(398)	7
Unrealized (gain) loss on equity securities	(25)	435	146	629	242
Gain on lease abandonment	-	-	-	-	(117)
Prepayment penalties	-	-	187	-	460
Real estate tax adjustment	-	-	(192)	-	(192)
Tax impact of pre-tax adjustments	6	(78)	(33)	(53)	(74)
Income tax benefit adjustment	-	-	-	(211)	(288)
Core net income (non-GAAP)	$510	$443	$1,190	$2,769	$4,195

Calculation of core earnings per share:
Earnings per share (GAAP)	$0.05	$0.01	$0.08	$0.22	$0.30
Less pre-tax adjustments:
Net gain on sale of other real estate owned	-	-	-	-	-
Net gain on sale of securities	-	-	-	-	(0.01)
Net (gain) loss on disposition of premises and equipment	-	-	-	(0.03)	-
Unrealized (gain) loss on equity securities	(0.01)	0.03	-	0.05	0.02
Gain on lease abandonment	-	-	-	-	(0.01)
Prepayment penalties	-	-	0.01	-	0.03
Real estate tax adjustment	-	-	(0.01)	-	(0.01)
Tax impact of pre-tax adjustments	-	-	-	-	(0.01)
Income tax benefit adjustment	-	-	-	(0.02)	(0.02)
Core earnings per share (non-GAAP)	$0.04	$0.04	$0.08	$0.22	$0.29

Calculation of core return on average assets:
Return on average assets (GAAP)	0.25%	0.09%	0.50%	0.33%	0.51%
Less pre-tax adjustments:
Net gain on sale of other real estate owned	-	-	(0.01)%	-	-
Net gain on sale of securities	-	-	-	-	(0.01)%
Net (gain) loss on disposition of premises and equipment	-	(0.04)%	0.01%	(0.05)%	-
Unrealized (gain) loss on equity securities	(0.01)%	0.20%	0.07%	0.07%	0.02%
Gain on lease abandonment	-	-	-	-	(0.01)%
Prepayment penalties	-	-	0.09%	-	0.05%
Real estate tax adjustment	-	-	(0.09)%	-	(0.02)%
Tax impact of pre-tax adjustments	-	(0.04)%	(0.02)%	(0.01)%	(0.01)%
Income tax benefit adjustment	-	-	-	(0.02)%	(0.03)%
Core return on average assets (non-GAAP)	0.24%	0.21%	0.55%	0.32%	0.50%

Average assets	$852,895	$860,013	$857,904	$860,279	$837,964

Calculation of core return on average equity:
Return on average equity (GAAP)	1.30%	0.42%	2.18%	1.56%	2.00%
Less pre-tax adjustments:
Net gain on sale of other real estate owned	-	-	(0.04)%	-	(0.01)%
Net gain on sale of securities	-	-	-	-	(0.02)%
Net (gain) loss on disposition of premises and equipment	-	(0.22)%	0.04%	(0.22)%	-
Unrealized (gain) loss on equity securities	(0.06)%	0.99%	0.30%	0.35%	0.11%
Gain on lease abandonment	-	-	-	-	(0.06)%
Prepayment penalties	-	-	0.38%	-	0.22%
Real estate tax adjustment	-	-	(0.38)%	-	(0.09)%
Tax impact of pre-tax adjustments	0.01%	(0.18)%	(0.07)%	(0.03)%	(0.04)%
Income tax benefit adjustment	-	-	-	(0.12)%	(0.13)%
Core return on average equity (non-GAAP)	1.25%	1.01%	2.41%	1.54%	1.98%

Average equity	$163,629	$176,023	$197,917	$179,842	$212,291

	For the Quarter Ended			For the Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Calculation of core efficiency ratio:
Non-interest expense (GAAP)	$5,227	$5,569	$5,267	$22,019	$20,274
Less adjustments:
Gain on lease abandonment	-	-	-	-	117
Prepayment penalties	-	-	(187)	-	(460)
Real estate tax adjustment	-	-	192	-	192
Core non-interest expense (non-GAAP)	$5,227	$5,569	$5,272	$22,019	$20,123
Net interest income	$5,261	$5,533	$6,212	$23,071	$22,984
Non-interest income (GAAP)	$592	$174	$391	$1,950	$2,075
Less adjustments:
Net gain on sale of other real estate owned	-	-	(18)	-	(18)
Net gain on sale of securities	-	-	-	-	(62)
Net (gain) loss on disposition of premises and equipment	(2)	(97)	22	(398)	7
Unrealized (gain) loss on equity securities	(25)	435	146	629	242
Core non-interest income (non-GAAP)	$565	$512	$541	$2,181	$2,244

Efficiency ratio (GAAP)	89.30%	97.58%	79.77%	88.00%	80.91%
Core efficiency ratio (non-GAAP)	89.72%	92.13%	78.07%	87.20%	79.76%